Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-82447 on Form N-1A of our reports dated November 17, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Municipal High Income Fund, Inc. and Waddell & Reed Advisors Government Securities Fund of Waddell & Reed Advisors Fixed Income Funds, Inc.; of our reports dated November 18, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Cash Management, Inc., Waddell & Reed Advisors Global Bond Fund, Inc., Waddell & Reed Advisors Municipal Bond Fund, Inc. and Waddell & Reed Advisors Bond Fund of Waddell & Reed Advisors Funds, Inc.; and of our report dated November 20, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors High Income Fund, Inc., appearing in the respective Annual Reports on Form N-CSR for the year ended September 30, 2008. We also consent to the incorporation by reference in this Registration Statement of our reports dated August 15, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Asset Strategy Fund, Inc., Waddell & Reed Advisors Continental Income Fund, Inc., Waddell & Reed Advisors International Growth Fund, Inc., Waddell & Reed Advisors New Concepts Fund, Inc., Waddell & Reed Advisors Retirement Shares, Inc., Waddell & Reed Advisors Small Cap Fund, Inc., Waddell & Reed Advisors Tax-Managed Equity Fund, Inc., Waddell & Reed Advisors Vanguard Fund, Inc., Waddell & Reed Advisors Select Funds, Inc., including Waddell & Reed Advisors Dividend Opportunities Fund, Waddell & Reed Advisors Energy Fund and Waddell & Reed Advisors Value Fund, and Waddell & Reed Advisors Funds, Inc., including Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund and Waddell & Reed Advisors Science and Technology Fund, appearing in the respective Annual Reports on Form N-CSR for the year ended June 30, 2008. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Investment Advisory and Other Services -- Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/Deloitte & Touche

Kansas City, Missouri
January 27, 2009